                                                                     EXHIBIT 4.1

                                WARRANT AGREEMENT


         THIS WARRANT AGREEMENT ("Agreement") is made and entered into as of the ____th day of _______________, 1998, by and between Commerce Casualty Group, Inc., a North Carolina corporation ("Company"), and First Union National Bank Corporate Trust Group, a North Carolina corporation, as warrant agent ("Warrant Agent").

         WHEREAS, the Company proposes to offer and sell a maximum of 2,300,000 Units, (which includes 300,000 Units pursuant to the Underwriters' over-allotment option) at a purchase price of $5.1875 per Unit, each Unit consisting of one share of common stock ("Common Stock"), $.001 par value per share, one Series A Redeemable Common Stock Purchase Warrant and one Series B Redeemable Common Stock Purchase Warrant, (the warrants identified above being collectively referred to herein as the "Warrants") pursuant to a Registration Statement on Form SB-2 (the "Prospectus"), File Number 333-__________, filed with the Securities and Exchange Commission; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, registration of transfer, exchange and exercise of the Warrants;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

         2. Form of Warrants. The text and the terms of the Warrants, and the form of election to purchase shares of Common Stock appearing on the reverse side thereof shall be substantially as set forth in Exhibit A attached hereto and made a part hereof. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the Chairman, Vice Chairman of the Company or President or Chief Executive Officer and by the manual or facsimile signature of the secretary or assistant secretary of the Company under its corporate seal, affixed or in facsimile.

         The Warrants shall be dated by the Warrant Agent as of the initial date of issuance thereof, and upon transfer or exchange, the Warrant shall be dated as of such subsequent issuance date.

         The Warrants shall expire at 5:00 p.m. (New York time) on ____________, 2003. If such date shall, in the State of New York, be a holiday or a day in which banks are authorized to close, then the Warrants shall expire the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.



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         3. Registration and Countersignature. The Warrant Agent shall maintain books for the transfer and registration of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective registered holders, and upon subsequent issuance, such Warrants shall be registered in the names of the respective succeeding registered holders. The Warrants shall be countersigned by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be so countersigned, however, by the Warrant Agent (or by its successor as warrant agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signature appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery. Until a Warrant is transferred on the books of the Warrant Agent, the Company and the Warrant Agent may treat any registered holder of Warrants as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary.

         4. Registration of Transfers and Exchanges. The Warrant Agent shall transfer any outstanding Warrants on the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer with proper documentary stamps affixed thereto, if requested. Upon any such transfer, a new Warrant shall be issued to the transferee, and the surrendered Warrant shall be canceled by the Warrant Agent. Warrants so canceled shall be delivered by the Warrant Agent to the Company from time to time. Warrants may be exchanged at the option of the holder thereof when surrendered at the office of the Warrant Agent, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock. The Warrant Agent is hereby irrevocably authorized to countersign and deliver the Warrants in accordance with the provisions of this Paragraph 4, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

         5. Exercise of Warrants. Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right, which right may be exercised as in such Warrants as expressed, to purchase from the Company, and the Company shall issue and sell to such registered holder of Warrants, the number of fully paid and nonassessable shares of Common Stock specified in such Warrants, upon surrender to the Company at the office of the Warrant Agent, with the form of election to purchase on the reverse side thereof duly completed and signed, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price for the number of shares of Common Stock in respect of which such Warrants are then exercised. Payment of such Exercise Price may be made in cash or by certified check, bank draft, or postal or express money order, payable in United States dollars, to the order of the Company. Subject to the provisions of Paragraph 8 hereof, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company, acting through the Warrant Agent, shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants. Such certificates shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such Common Stock, as of the date of surrender of such Warrants and payment of the Exercise Price, as aforesaid; provided, however, that if, at the date of surrender of


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such Warrants and the payment of such Exercise Price, the transfer books for the
Common Stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the Common Stock in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened, and until such date the Company shall be under no duty to deliver any certificate for such shares; provided further, however, that the transfer books aforesaid, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 days. The right of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or, from time to time, for only part of the Common Stock specified therein, and in the event that any Warrant is exercised in respect of less than all of the Common Stock specified therein at any time prior to the date of expiration of the Warrants, a new Warrant or Warrants will be issued for the remaining number of Common Stock specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Paragraph 5 and of Paragraph 3 of this Agreement, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purposes.

         Notwithstanding anything contained herein to the contrary, no Warrant may be exercised if the issuance of Common Stock in connection therewith would constitute a violation of the registration provisions of federal or state securities laws.

         Upon 30 days prior written notice to all holders of the Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Warrants in compliance with the requirements of Rule 13e-4 to the extent applicable.

         The "Exercise Price" of the Warrants shall mean the exercise price specified in the Warrants until the occurrence of a recapitalization or reclassification that, pursuant to the provisions hereof, shall require an increase or decrease in the exercise price of the Warrants, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions hereof. No such adjustment shall be made unless such adjustment would change the then purchase price per share by ten cents ($.10) or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the then purchase price per share by ten cents ($.10) or more. No adjustment made pursuant to any provision hereof shall have the effect of increasing the total consideration payable upon exercise of any of the Warrants.

         6. Adjustments in Certain Cases. In case the Company shall at any time prior to the exercise or termination of any of the Warrants effect a recapitalization or reclassification of such character that its Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then, upon the effective date thereof, the number of shares of Common Stock that the holders of the Warrants shall be entitled to purchase upon exercise thereof shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in such number of shares of Common Stock by reason of such recapitalization or reclassification, and the purchase price per share of such recapitalized or reclassified Common Stock shall, in the case of an increase in the number of shares, be proportionately decreased and, in the case of a decrease in the number of shares, be proportionately increased.



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         In case the Company shall at any time prior to the exercise or termination of any of the Warrants distribute to holders of its Common Stock cash, evidences of indebtedness, or other securities or assets, other than as dividends or distributions payable out of current or accumulated earnings, then, in any such case, the holders of the Warrants shall be entitled to receive, upon exercise thereof, with respect to each share of Common Stock issuable upon such exercise, the amount of cash or evidences of indebtedness or other securities or assets that such holder would have been entitled to receive with respect to the Common Stock as a result of the happening of such event, had the Warrants been exercised immediately prior to the record date or other date fixing shareholders to be affected by such event (without giving effect to any restriction upon such exercise).

         In case the Company shall at any time prior to the exercise or termination of any of the Warrants consolidate or merge with any other corporation or transfer all or substantially all of its assets to any other corporation preparatory to a dissolution, then the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the holders of the Warrants, upon the exercise thereof after the effective date of such transaction, shall be entitled to receive the kind and amount of shares, evidences of indebtedness, and/or other property receivable on such transaction by a holder of the number of shares of Common Stock as to which the Warrants were exercisable immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interests of the holders thereof to the effect that the provisions of the Warrants shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness, or other securities or assets thereafter deliverable upon exercise of the Warrants.

         Whenever the number of shares of Common Stock or other types of securities or assets purchasable upon exercise of any of the Warrants shall be adjusted as provided herein, the Company shall forthwith obtain and file with its corporate records a certificate or letter from a firm of independent public accountants of recognized standing setting forth the computation and the adjusted number of shares of Common Stock or other securities or assets purchasable hereunder resulting from such adjustments, and a copy of such certificate or letter shall be mailed to each of the registered holders of the Warrants. Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available for inspection by the holders of the Warrants on any day during normal business hours.

         In the event that at any time as a result of an adjustment made pursuant hereto the holders of the Warrants shall become entitled to purchase upon exercise thereof shares, evidences of indebtedness, or other securities or assets (other than Common Stock), then, wherever appropriate, all references herein to Common Stock shall be deemed to refer to and include such shares, evidences of indebtedness, or other securities or assets, and thereafter the number of such shares, evidences of indebtedness, or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions hereof.



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         7. Redemption. The Series A Warrants may be redeemed at the option of the Company, at a redemption price of $9.00 per Warrant, upon not less than 30 days nor more than 60 days prior written notice, if the closing price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, the Nasdaq SmallCap Market or the National Quotation Bureau, Incorporated, as the case may be, for seven days during any 10 consecutive trading day period ending not more than 15 days prior to the date the notice of redemption is mailed equals or exceeds $10.00 per share (200% of the Share Offering Price), subject to adjustment under certain circumstances and provided there is a current registration statement under the Securities Act of 1933, as amended, with respect to the issuance and sale of Common Stock upon the exercise of the Warrants. The Series B Warrants may be redeemed at the option of the Company, at a redemption price of $10.00 per Warrant, upon not less than 30 days nor more than 60 days prior written notice, if the closing price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, the Nasdaq SmallCap Market or the National Quotation Bureau, Incorporated, as the case may be, for seven days during any 10 consecutive trading day period ending not more than 15 days prior to the date the notice of redemption is mailed equals or exceeds $10.00 per share (200% of the Share Offering Price), subject to adjustment under certain circumstances and provided there is a current registration statement under the Securities Act of 1933, as amended, with respect to the issuance and sale of Common Stock upon the exercise of the Warrants. Any redemption of the Warrants during the one-year period commencing on _________, 1998 shall require the written consent of First London Securities Corporation, as representative of the Underwriters. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants except to receive the $.05 per Warrant upon surrender of this Warrant Certificate.

         If any Warrant called for redemption is not exercised within the prescribed time, it will cease to be exercisable, and will become valueless. Notice of redemption will be mailed to all holders of Warrants of record at least 30 days, but not more than 60 days, before the Redemption Date. The foregoing notwithstanding, the Company may not call the Warrants at any time that a current registration statement under the Act is not then in effect. Any redemption of the Warrants during the one-year period commencing on the date of this Prospectus shall require the written consent of the Representative.

         8. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of securities upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issuance or delivery of any securities in a name other than that of the registered holder of Warrants in respect of which such securities are issued and, in such case, neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate representing such securities or any Warrant until the person requesting the same has paid to the Company or the Warrant Agent the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

         9. Mutilated or Missing Warrants. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Warrant Agent may countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant or in lieu of and substitution for the Warrant lost,


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stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Warrant Agent of such loss, theft or destruction of such Warrants and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

         10. Reservation of Common Stock. Prior to the issuance of any Warrants, there shall have been reserved, and the Company shall at all times keep reserved out of the authorized and unissued Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the transfer agent for the Common Stock and every subsequent transfer agent for any of the Company's Common Stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued Common Stock as shall be requisite for such purpose. The Company agrees that all Common Stock issued upon exercise of the Warrants shall be, at the time of delivery of the certificates representing such Common Stock, validly issued and outstanding, fully paid and non-assessable. The Company will keep a copy of this Agreement on file with the transfer agent for the Common Stock and with every subsequent transfer agent for the Company's Common Stock issuable upon the exercise of the right of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such transfer agent stock certificates required to honor outstanding Warrants that have been exercised. The Company will supply such transfer agent with duly executed stock certificates for such purpose. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company, and such canceled Warrants shall constitute sufficient evidence of the number of shares of Common Stock that have been issued upon the exercise of such Warrants. All Warrants surrendered for transfer, exchange or partial exercise shall be canceled by the Warrant Agent and delivered to the Company. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the total aggregate amount of Warrants then outstanding and, thereafter, no Common Stock shall be subject to reservation in respect of such Warrants.

         11. Disposition of Proceeds on Exercise of Warrants. Unless otherwise instructed by the Company in writing, the Warrant Agent shall account promptly to the Company with respect to Warrants exercised and shall promptly deposit in an account for the benefit of the Company, in a bank designated by the Company, all moneys received by the Warrant Agent for the purchase of Common Stock through the exercise of such Warrants.

         12. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation or company that may succeed to the business of the Warrant Agent by merger or consolidation or otherwise to which the Warrant Agent shall be a party, or any corporation or company or otherwise succeeding to the business of the Warrant Agent shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Paragraph 14 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement or in case at any time the name of the Warrant Agent shall be changed, and any of the Warrants shall have



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been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at the time any of the Warrants shall not have been countersigned, the successor to the Warrant Agent may countersign such Warrants, either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases, such Warrants shall have the full force provided in the Warrants and in this Agreement.

         In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned; and if at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases, such Warrants shall have the full force provided in the Warrants and this Agreement.

         13.      Duties of the Warrant Agent.

                  (a) The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company shall be bound:

                           (i)   The statements contained herein and in the
Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same, except such as describe the Warrant Agent or action or actions taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants, except as herein otherwise provided.

                           (ii)  The Warrant Agent shall not be responsible for
any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

                           (iii) The Warrant Agent may execute and exercise any
of the rights or powers hereby
vested in it or perform any duty hereunder, either itself, or by or through its attorneys, agents or employees.

                           (iv)  The Warrant Agent may consult at any time with
counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.


                           (v)   The Warrant Agent shall incur no liability or
responsibility to the Company or to any holder of any Warrant for any action taken in reliance upon any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by it to have been signed, sent or presented by the proper party or parties.



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                           (vi)   The Company agrees to pay the Warrant Agent
reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement; to reimburse the Warrant Agent for all expenses, taxes, governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement; and to indemnify the Warrant Agent and save it harmless from and against any and all liabilities, including judgments, costs and reasonable attorneys' fees for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent's negligence or bad faith.

                           (vii)  The Warrant Agent shall be under no obligation
to institute any action, suit or legal proceeding, or to take any other action likely to involve expense, unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity. All rights of action under this Agreement or under any of the Warrants or in the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

                           (viii) The Warrant Agent and any shareholder,
director, officer, partner or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                           (ix)   The Warrant Agent shall act hereunder solely
as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement, except for liabilities that arise out of its negligence or bad faith.

                           (x)    The Warrant Agent shall keep copies of this
Agreement available for inspection by holders of the Warrants during normal business hours at its principal office in New York.

         14. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving notice in writing to the Company and by giving notice by mailing to holders of the Warrants at their addresses as such addresses appear on the Warrant register of such resignation, specifying a date when such resignation shall take effect, which date shall not be less than 30 days after the mailing of said notice. The Warrant Agent may be removed at the discretion of the Company by like notice to the Warrant Agent from the Company and by like mailing of notice to the holders of the Warrants. If the Warrant Agent shall resign or be removed or otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal, or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the registered holder of any Warrant may



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apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. After appointment, any successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed, but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall give notice thereof to the predecessor Warrant Agent and each transfer agent for the Common Stock, and shall forthwith give notice to the holders of the Warrants in the manner prescribed in this section. Failure to file or mail any notice provided for in this Section 14, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of any successor Warrant Agent, as the case may be.

         15. Identity of Transfer Agent. Forthwith upon the appointment of any transfer agent other than the Warrant Agent for the Common Stock of the Company issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

         16. Notices. Any notice pursuant to this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to the Company shall be deemed to have been sufficiently given or made if sent by certified mail, return receipt requested, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

         To the Company:         Commerce Casualty Group, Inc.
                                 9140 ArrowPoint Boulevard
                                 Suite 200
                                 Charlotte, North Carolina 28273
                                 Attention: Paul V. H. Halter, III

         To the Warrant Agent:   First Union National Bank Corporate Trust Group
                                 1525 West W.T. Harris Boulevard, 3C3
                                 Charlotte, North Carolina 28288-1153
                                 Attention: Jim Clark, Administrator

Any notice pursuant to this Agreement to be given or made by the Company or by the registered holder of any Warrant to the Warrant Agent shall be deemed to have been sufficiently given or made if sent by certified mail, return receipt requested, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as set forth above.

         17. Standard of Conduct. Notwithstanding any implication to the contrary elsewhere herein, whenever the Company or the Warrant Agent are required or permitted to make any judgment or to take any action, no such judgment or action shall be made or taken in bad faith or in any arbitrary or capricious fashion.


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



         18. Supplements and Amendments. The Company and the Warrant Agent may, from time to time, supplement or amend this Agreement without the approval of any of the holders of the Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable, that shall not be inconsistent with the provisions of the Warrants, and that shall not materially adversely affect the rights of the holders of the Warrants.

         19. Successors. All of the covenants and provisions hereof by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         20. Merger or Consolidation of the Company. The Company will not merge or consolidate with or into any other corporation, unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

         21. North Carolina Contract. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of North Carolina and for all purposes shall be construed in accordance with the laws of said state.

         22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any person or corporation, other than the Company, the Warrant Agent and the registered holders of the Warrants, any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their respective successors and of the holders of the Warrant Certificates.



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
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                COMMERCE CASUALTY GROUP, INC.


                                By:
                                   --------------------------------------------
                                         Paul V. H. Halter, III
                                         Chief Operating Officer

ATTEST:

-------------------------
___ Secretary

                                FIRST UNION NATIONAL BANK
                                CORPORATE TRUST GROUP

                                By:
                                   --------------------------------------------
                                         Ken Staab
                                Its:     Vice President of Shareholder Services
ATTEST:


-------------------------

                                    EXHIBIT A

NO. W _____________                               VOID AFTER _____________, 2003
                                                              _________ WARRANTS



               SERIES A REDEEMABLE COMMON STOCK PURCHASE WARRANT
               CERTIFICATE TO PURCHASE ONE SHARE OF COMMON STOCK

                         COMMERCE CASUALTY GROUP, INC.

                                                                           CUSIP

THIS CERTIFIES THAT, FOR VALUE RECEIVED the holder hereof or registered assigns (the "Registered Holder") is the owner of the number of Series A Redeemable Common Stock Purchase Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.01 par value, of Commerce Casualty Group, Inc., a North Carolina corporation (the "Company"), at any time between _______, 1998 (the "Initial Warrant Exercise Date"), and the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Election to Purchase on the reverse hereof duly executed, at the corporate office of First Union National Bank Corporate Trust Group, a North Carolina corporation , as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.00 subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated __________, 1998, by and between the Company and the Warrant Agent.

         In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

         The term "Expiration Date" shall mean 5:00 p.m. (New York time) on _________, 2003. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, use its best efforts to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate of Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at the redemption price of $9.00 per Warrant, on not less than 30 nor more than 60 days written notice ("Notice of Redemption") if the closing price for the Common Stock for seven trading days during a 10 consecutive trading day period ending not more than 15 days prior to the date notice of redemption is mailed equals or exceeds $10.00 per share (200% of the initial offering price to the public) subject to adjustment under certain circumstances and provided there is then a current registration statement under the Act with respect to the issuance and sale of Common Stock upon the exercise of the Warrants. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants.

         Under certain circumstances, the Representatives (as that term is defined in the Warrant Agreement) or their designees collectively shall be entitled upon the exercise or redemption of the Warrants to receive a fee equal to 5% of the gross proceed received by the Company from the exercise of the Warrants represented hereby.

         Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of North Carolina without giving effect to the conflicts of laws principles thereof.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated: ___, 1998


[SEAL]                                 COMMERCE CASUALTY GROUP, INC.



                                       By:
                                             --------------------------------
                                       Name:
                                             --------------------------------
                                       Title:
                                             --------------------------------


                                       By:
                                       Name:
                                             --------------------------------
                                       Title:
                                             --------------------------------


COUNTERSIGNED:

FIRST UNION NATIONAL BANK
CORPORATE TRUST GROUP
as Warrant Agent


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

                              ELECTION TO PURCHASE

              (To be signed only upon exercise of Series A Warrant)


TO:      Commerce Casualty Group, Inc.
         9140 ArrowPoint Boulevard
         Suite 200
         Charlotte, North Carolina 28273


         The undersigned, the Holder of Warrant Certificate Number ____ (the "Warrant"), representing ______________ Series A Warrants of Commerce Casualty Group, Inc. (the "Company"), which Warrant Certificate is being delivered herewith, hereby irrevocably elects to exercise the purchase right provided by the Series A Warrant Certificate for, and to purchase thereunder, _____________ shares of Common Stock of the Company, and herewith makes payment of $____________ therefor, and requests that the certificates for such securities be issued in the name of, and delivered to, ____________________ whose address is _________________________, all in accordance with the Warrant Agreement and the Warrant Certificate.


Dated:
      -------------------


                                        ---------------------------------------
                                        (Signature must conform in all
                                        respects to name of Holder as
                                        specified on the face of the
                                        Warrant Certificate)



                                        ---------------------------------------

                                        ---------------------------------------
                                        (Address)

                              (FORM OF ASSIGNMENT)



                  (To be exercised by the registered holder if
                   such holder desires to transfer the Warrant
                                  Certificate.)



FOR VALUE RECEIVED ____________________________________________________________
hereby sells, assigns and transfers unto

                     (Print name and address of transferee)

this Series A Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
_______________________________________________ Attorney, to transfer the within
Warrant Certificate on the books of the within-named Company, and full power of substitution.

Dated:                          Signature:


-----------------------                    ------------------------------------
                                           (Signature must conform in all
                                           respects to name of holder as
                                           specified on the fact of the
                                           Warrant Certificate)


                                           ------------------------------------
                                           (Insert Social Security or
                                           Other Identifying Number of
                                           Assignee)

                                     EXHIBIT
NO. W _____________                              VOID AFTER _____________, 2003
                                                              _________ WARRANTS



        SERIES B REDEEMABLE COMMON STOCK PURCHASE WARRANT CERTIFICATE TO
                       PURCHASE ONE SHARE OF COMMON STOCK

                          COMMERCE CASUALTY GROUP, INC.

                                                                           CUSIP

THIS CERTIFIES THAT, FOR VALUE RECEIVED the holder hereof or registered assigns (the "Registered Holder") is the owner of the number of Series B Redeemable Common Stock Purchase Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.01 par value, of Commerce Casualty Group, Inc., a North Carolina corporation (the "Company"), at any time between _______, 1998 (the "Initial Warrant Exercise Date"), and the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Election to Purchase on the reverse hereof duly executed, at the corporate office of First Union National Bank Corporate Trust Group, a North Carolina corporation , as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $7.00 subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated __________, 1998, by and between the Company and the Warrant Agent.

         In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

         The term "Expiration Date" shall mean 5:00 p.m. (New York time) on _________, 2003. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, use its best efforts to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate of Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at the redemption price of $10.00 per Warrant, on not less than 30 nor more than 60 days written notice ("Notice of Redemption") if the closing price for the Common Stock for seven trading days during a 10 consecutive trading day period ending not more than 15 days prior to the date notice of redemption is mailed equals or exceeds $10.00 per share (200% of the initial offering price to the public) subject to adjustment under certain circumstances and provided there is then a current registration statement under the Act with respect to the issuance and sale of Common Stock upon the exercise of the Warrants. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants.

         Under certain circumstances, the Representatives (as that term is defined in the Warrant Agreement) or their designees collectively shall be entitled upon the exercise or redemption of the Warrants to receive a fee equal to 5% of the gross proceed received by the Company from the exercise of the Warrants represented hereby.

         Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of North Carolina without giving effect to the conflicts of laws principles thereof.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated: ___, 1998


[SEAL]                                 COMMERCE CASUALTY GROUP, INC.



                                       By:
                                           ------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------



                                       By:
                                           ------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------
COUNTERSIGNED:

FIRST UNION NATIONAL BANK
CORPORATE TRUST GROUP
as Warrant Agent



By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

                              ELECTION TO PURCHASE

              (To be signed only upon exercise of Series B Warrant)


TO:      Commerce Casualty Group, Inc.
         9140 ArrowPoint Boulevard
         Suite 200
         Charlotte, North Carolina 28273


         The undersigned, the Holder of Warrant Certificate Number ____ (the "Warrant"), representing ______________ Series B Warrants of Commerce Casualty Group, Inc. (the "Company"), which Warrant Certificate is being delivered herewith, hereby irrevocably elects to exercise the purchase right provided by the Series B Warrant Certificate for, and to purchase thereunder, _____________ shares of Common Stock of the Company, and herewith makes payment of $____________ therefor, and requests that the certificates for such securities be issued in the name of, and delivered to,__________________ whose address is ________________, all in accordance with the Warrant Agreement and the Warrant Certificate.


Dated:____________________________



                                       --------------------------------------
                                       (Signature must conform in all
                                       respects to name of Holder as
                                       specified on the face of the
                                       Warrant Certificate)




                                       --------------------------------------


                                       --------------------------------------
                                       (Address)

                              (FORM OF ASSIGNMENT)



                  (To be exercised by the registered holder if
                   such holder desires to transfer the Warrant
                                  Certificate.)



FOR VALUE RECEIVED_____________________________________________________________
hereby sells, assigns and transfers unto

                     (Print name and address of transferee)

this Series B Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
________________________________________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, and full power of substitution.

Dated:                                  Signature:


-----------------------                 ---------------------------------------
                                        (Signature must conform in all
                                        respects to name of holder as
                                        specified on the fact of the
                                        Warrant Certificate)



                                        (Insert Social Security or
                                        Other Identifying Number of
                                        Assignee)